                                                             SCHEDULE 14A
                                                            (RULE 14a-101)
                                                INFORMATION REQUIRED IN PROXY STATEMENT

                                                       SCHEDULE 14A INFORMATION

                                             Proxy Statement Pursuant to Section 14(a) of
                                                  the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant [ ]

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[  ]   Soliciting Material Under Rule 14a-12

                                                        THE WALT DISNEY COMPANY
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                                           (Name of Registrant as Specified in its Charter)

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                                (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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The following letter from the Board of Directors of the registrant is to be distributed to shareholders of the registrant on or about February 9, 2004.  The letter may be deemed "soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

[text follows:]

                                                      [Letterhead of THE WALT DISNEY COMPANY]

February, 6 2004

Dear Shareholders:

Our last fiscal year marked a real turnaround for Disney, as we began to emerge from the effects of a worldwide economic slowdown and the downturn in the global travel and tourism industry caused by terrorist attacks and war.  Last calendar year, your shares increased by 43 percent (versus 26 percent for the S&P 500).

You may have heard recently about the attack being waged by two former directors against the chief executive officer and certain members of the Board of Directors of your company.  You should be disturbed by this attack, which comes at a time when your company is achieving very positive results.  We, as the continuing directors of the company, want to provide you with some perspective on
Disney's performance and to set the record straight.

As stewards of your Company, the Board remains committed to growing the value of your shares while, at the same time, nurturing and further developing the wonderful creativity and magic that is at the heart of The Walt Disney Company.  We have worked with Disney management to position the company to capitalize on attractive opportunities enabled by Disney's powerful and growing assets and competitive position.  We remain confident in this approach, and expect Disney to deliver strong results in the future.  In fact, for the near term, barring any unforeseen disruptions to the economy, the company projects earnings growth in 2004 of at least 30 percent.

The Board and senior management are committed to the highest standards of corporate governance.   Earlier this year, the Board
adopted strengthened standards of director independence and the board's newly reconstituted Audit, Compensation, and Governance and
Nominating committees are now made up entirely of independent directors.  The Walt Disney Company's guidelines and practices now meet or exceed newly adopted New York Stock Exchange requirements.

Eight of the 11 directors nominated for reelection are independent, helping assure that your board acts in the best interests of shareholders and holds management accountable and responsible.  Your Board today consists of leaders with proven expertise in a wide range of disciplines, including global business management, technology, finance, investment, law and international public affairs.
Over the next year, your Board intends to add another independent director with outstanding credentials.

                                                                  -1-

Your Board also believes that Disney's seasoned senior management team is focused on the right priorities to drive shareholder value in the years to come. Each of the company's businesses is run by insightful, experienced and motivated executives who understand the balance between the creative process and the realities of running a business in the 21st century.  The Disney management team has delivered the following in 2003:

o        The Walt Disney Studios became the first studio ever to generate $3 billion in worldwide box office receipts, and was number one both domestically and internationally.

o        ESPN has the number one and two rated national sports networks as well as the largest and most-listened-to sports radio network.

o        Disney theme parks anchor the number one destination resorts in North America, Europe, and Asia, and are the most attended theme parks in the world.

o        Buena Vista Home Entertainment finished 2003 as the number one domestic home video distributor with a 21% market share.

o        Disney Channel in the United States is the number one children's network in primetime among kids 6-11.

o        Disney Publishing is the largest publisher worldwide of children's books, magazines, and music.

o        Disney is the largest licensor of intellectual property, generating twice the retail revenue of the nearest competitor.

o        Eight of ABC's 10 owned and operated television stations in the United States are number one in their market.

o        ABC Radio delivers the highest revenue-per-station in the country among general market stations and has the number one news/talk station.

With all this good news, shareholders have every reason to question the actions of Stanley Gold and Roy Disney and to wonder how the best interests of all shareholders are served by trying to distract the Board and management at a time when all energy and resources should be devoted to forwarding the company's momentum. You should be concerned that Messrs. Gold and Disney are putting their own interests ahead of yours.

Roy Disney abruptly resigned from your company's Board when rules regarding retirement age, which he has supported since his early days as a director, were going to be applied fairly to him and two other directors. Then, in collaboration, Stanley Gold, his business partner and personal financial adviser abruptly resigned as well.  Now they are engaging in a misleading and distorted campaign against your company. To cite just a few of many examples:

o        They fail to tell you they voted to approve, and in some cases championed, the very business decisions they now condemn.

o        They lead you to believe that Senator George Mitchell sits on too many outside boards and is engaged in the full-time practice of law when in fact his three other board memberships fully comply with company guidelines and he has not practiced law on a full-time basis since he left the U.S. Senate in 1995.

                                                                  -2-

o        They suggest that John Bryson was not independent due to a transaction between Disney and Edison International, but failed to tell you that the transaction occurred more than two years before Mr. Bryson joined the Board and that it was Mr.
         Gold who chaired the Committee that first nominated him as an independent director.

o        They fail to tell you that Judy Estrin, who became chair of the Compensation Committee less than two years ago, initiated the good governance practice of retaining an independent compensation consultant to advise the committee.

o        And they totally ignore the impressive long-term performance record of Michael Eisner, who as one of the company's largest individual shareholders is fundamentally focused on your interests.

Do not be misled.

The Walt Disney Company has momentum.  To be sure, there are challenges ahead and we and senior management are focused on delivering further improvements in performance.  Nonetheless, your company is strong and growing.  As shareholders, you are benefiting.

Your support is important for this momentum to continue. We thank you for it.

Sincerely,

The Directors of the Walt Disney Company

     John E. Bryson        Robert A. Iger            Thomas S. Murphy
     John S. Chen          Aylwin B. Lewis           George J. Mitchell
     Michael D. Eisner     Monica C. Lozano          Leo J. O'Donovan, S.J.
     Judith L. Estrin      Robert W. Matschullat     Raymond L. Watson
                                                     Gary L. Wilson

For additional information please contact The Walt Disney Company's proxy information help line at (866) 775-2703.

                                                                  -3-